UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This Amendment to Form 8-K filed June 28, 2021 provides investors corrected loan agreements for funding provided to our minority investment Himalaya Technologies, Inc. aka Homeland Resources Ltd. The loan agreements correctly state that the loan was provided to Himalaya and due to us along with two amendments subsequent to the original loan that increased its availability from $25,000 to $50,000 and ultimately $100,000.

FOMO WORLDWIDE, INC. is referred to herein as “we”, “us”, “the Company” or by its previous name “FOMO CORP.”

Item 8.01 Other Items.

FOMO CORP. (“FOMO”) has entered into a $25,000 Master Senior Secured Convertible Note with borrower Homeland Resources Ltd. (“HMLA”). Use of proceeds is to bring HMLA current with State of Nevada corporate filings and SEC reporting requirements and settle and engage with HMLA service providers including transfer agent, EDGAR filings service, and registered agent among others.

Item 9.01. Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO WORLDWIDE, INC. pka FOMO CORP. Loan Documents / Himalaya Technologies, Inc. aka Homeland Resources Ltd. Corrected – June 28, 2021
10.2	FOMO WORLDWIDE, INC. pka FOMO CORP. Loan Documents / Himalaya Technologies, Inc. aka Homeland Resources Ltd. Amended Corrected – September 1, 2021
10.3	FOMO WORLDWIDE, INC. pka FOMO CORP. Loan Documents / Himalaya Technologies, Inc. aka Homeland Resources Ltd. Amended Corrected – November 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: March 28, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer